Exhibit 25.3

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2)  [___]

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

National Banking Association	04-3401714
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)

150 Royall Street, Canton, MA	02021
(Address of principal executive offices)	(Zip Code)

Law Department
Computershare Trust Company, National Association
150 Royall Street, Canton, MA
02021
(781)  575-2000
(Name, address and telephone number of agent for service)

WESTINGHOUSE AIR BRAKE TECHNOLOGIES
CORPORATION
(Exact name of obligor as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware	25-1615902
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

30 Isabella Street Pittsburgh, Pennsylvania	15212
(Address of principal executive offices)	(Zip Code)

Senior Debt Securities
(Title of the indenture securities)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter and Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices*	State or Other Jurisdiction Of Incorporation	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code
GE Transportation, a Wabtec Company	Delaware	83-0543909	3743
RFPC Holding Corp.	Delaware	51-0345158	3743
Transportation IP Holdings, LLC	Delaware	06-1554217	3743
Transportation Systems Services Operations Inc.	Nevada	06-1105824	3743
Wabtec Components LLC	Delaware	36-2704499	3743
Wabtec Holding, LLC	Delaware	23-2870660	3743
Wabtec Railway Electronics Holdings, LLC	Delaware	N/A	3743
Wabtec Transportation Systems, LLC	Delaware	N/A	3743
Wabtec US Rail, Inc.	Delaware	83-0598308	3743

*
The address, including zip code, and telephone number, including area code, of each additional registrant is c/o David L. DeNinno, Esq., Executive Vice President, General Counsel and Secretary, Westinghouse Air Brake Technologies Corporation, 30 Isabella Street, Pittsburgh, Pennsylvania 15212, telephone number (412) 825-1000. The name, address, including zip code, and telephone number, including area code, of the agent for service for each additional registrant is David L. DeNinno, Esq., Executive Vice President, General Counsel and Secretary, Westinghouse Air Brake Technologies Corporation, 30 Isabella Street, Pittsburgh, Pennsylvania 15212, telephone number (412) 825-1000.

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
340 Madison Avenue, 4th Floor
New York, NY  10017-2613

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe such affiliation.

None.

Items 3-15.
No responses are included for Items  3-15  of this Form  T-1  because, to the best of the Trustee’s knowledge, neither the obligor nor any guarantor is in default under any Indenture for which the Trustee acts as Trustee and the Trustee is not a foreign trustee as provided under Item  15.

Item 16.	List of exhibits. List below all exhibits filed as a part of this statement of eligibility.

1.	A copy of the articles of association of the trustee. (See Exhibit 1 to Form T-1 filed with Registration Statement No. 333-200089).

2.	A copy of the certificate of authority of the trustee to commence business.

3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Computershare Trust Company, National Association.

4.	A copy of the existing bylaws of the trustee, as now in effect. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-200089).

5.	Not applicable

6.	The consent of the Trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8.	Not applicable

9.	Not applicable

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Computershare Trust Company, National Association, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, and State of Minnesota, on the 13th day of May, 2025.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Lindsey Widdis
Name: Lindsey Widdis
Title: Vice President

EXHIBIT 2
A copy of the Comptroller of the Currency Certificate of Corporate Existence for Computershare Trust Company, National Association, dated April 1, 2025.

EXHIBIT 3

A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Computershare Trust Company, National Association, dated April 1, 2025.

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE AND FIDUCIARY POWERS

I, Rodney E. Hood, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "Computershare Trust Company, National Association," Canton, Massachusetts (Charter No. 23148), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise fiduciary powers on the date of this certificate.

IN TESTIMONY WHEREOF, today, April 1, 2025, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Rodney E. Hood

Acting Comptroller of the Currency

CURRENCY BUREAU SEAL OF THE Comptroller OF THE CURRENCY TREASURY DEPARTMENT

2025-00753-C

EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section  321 (b)  of the Trust Indenture Act of 1939, and in connection with the proposed issue of debt securities, Computershare Trust Company, National Association hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

	By:	/s/ Lindsey Widdis
Title: Vice President

May 13, 2025

EXHIBIT 7

Consolidated Report of Condition of

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

150 Royall Street, Canton, MA 02021
at the close of business December 31, 2024.
Dollar Amounts In Thousands

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,104
Interest-bearing balances	361,932
Securities:
Held-to-maturity securities	-0-
Available-for-sale securities	-0-
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	-0-
Securities purchased under agreements to resell	-0-
Loans and lease financing receivables:
Loans and leases held for sale	-0-
Loans and leases, net of unearned income	-0-
LESS: Allowance for loan and lease losses	-0-
Loans and leases, net of unearned income and allowance	-0-
Trading Assets	-0-
Premises and fixed assets (including capitalized leases)	6,464
Other real estate owned	-0-
Investments in unconsolidated subsidiaries and associated companies	-0-
Direct and indirect investments in real estate ventures	-0-
Intangible assets
Goodwill	134,206
Other Intangible assets	437,126
Other assets	149,658
Total assets	1,091,490
LIABILITIES
Deposits:
In domestic offices	-0-
Noninterest-bearing	-0-
Interest-bearing	-0-
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	-0-
Securities sold under agreements to repurchase	-0-
Trading liabilities	-0-
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	-0-
Not Applicable
Not Applicable
Subordinated notes and debentures	-0-
Other liabilities	150,750

Total liabilities	150,750

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	500
Surplus (exclude all surplus related to preferred stock)	850,876
Retained earnings	89,364
Accumulated other comprehensive income	-0-
Other equity capital components	-0-
Total bank equity capital	940,740
Noncontrolling (minority) interests in consolidated subsidiaries	-0-

Total equity capital	940,740
Total liabilities and equity capital	1,091,490

I, Greg Brandt, Assistant Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

/s/ Greg Brandt

Greg Brandt
Assistant Controller